Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-249552 and 333-265884) of Array Technologies, Inc. of our report dated March 22, 2023, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, P.C.
Austin, Texas
February 27, 2024